Exhibit 99.1

GMX RESOURCES INC.

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr. Executive V. P., CFO 405.600.0711 x316	Ken L. Kenworthy, Jr. President, CEO 405.600.0711 x311

GMX RESOURCES INC. Announces First Quarter Results, Record Production and Upcoming Conference Call and Web-cast

Oklahoma City, Oklahoma, Monday, May 7, 2007 GMX RESOURCES INC., NASDAQ GM: ‘GMXR’; (visit www.gmxresources.com to view the most recent Company presentation and for more information on the Company) today announces record production and financial results for the 1Q 2007. Some highlights of 1Q07 are as follows:

•	Record oil and gas production 1.79 BCFE, up 109% from .857 BCFE in the 1Q06, and sequentially up 28%.

•	Record oil and gas sales amount $13.2 million; up 97%, from $6.7 million in the 1Q06, and sequentially up 29%.

•	Lease operating expense $.89 per MCFE; up 9%, from $.82 per MCFE in the 1Q06, and down 21% from $1.13 per MCFE in previous quarter.

•	Production & severance taxes per $.28 per MCFE; down 47%, from $.53 per MCFE in the 1Q06.

•	General and administrative expenses $.99 per MCFE; down 30%, from $1.41 per MCFE in the 1Q06, and sequentially down 32%.

•	Record non-GAAP discretionary cash flows of $9.3 million; up 107%, compared to $4.5 million in the 1Q06.

•	Diluted earnings per share $.21; up 11%, from $.19 in the 1Q06.

“We continue to be encouraged by the results of our first quarter, as we established a new quarterly production record with new drilling in the Cotton Valley,” stated Ken L. Kenworthy, Executive Vice President and CFO of GMXR. “We had improvement in several cost areas including lease operating expense which was down 21% per MCFE from previous quarter and our goal is for our costs to remain under $1.00 per MCFE in 2007. General and administrative expenses were down 32% per MCFE from the previous quarter. Our plans are to continue to reduce these costs through new production increases and cost controls. During the first quarter of 2007, we expended $41.5 million for capital expenditures; $30 million for drilling and completion costs. The balance was for non-recurring expenditures and pipeline equipment and construction work,” added Mr. Kenworthy.

Financial Results

The 97% increase in oil and gas sales was due to a 109% increase in production of oil and gas off-set by an average decrease in oil and gas prices of 5%. The average price per barrel of oil and MCF of natural gas received in the three months ended March 31, 2007 was $53.61 and $7.21, including hedges, respectively, compared to $59.87 and $7.61, respectively, in the three months ended March 31, 2006. Production of oil for the first three months of 2007 increased to 26 MMbls compared to 12 MMbls for the first three months of 2006. Gas production for the first three months of 2007 increased to 1.635 BCF compared to .783 BCF for the first three months of 2006. As a result of GMX’s hedging activities, GMX recognized $650,500 of additional oil and gas sales in the first quarter of 2007 which increased the average gas price by $0.40 per MCF. There were no gas hedging activities in the first quarter of 2006.

The decrease per MCFE in production and severance taxes is due to an additional severance tax refund of $179,211 recorded in the first quarter of 2007, as well as, an increasing amount of natural gas production that is exempt from severance tax. GMX records severance tax refunds for certain wells upon approval of the refund request by the State of Texas.

The 30% decrease per MCFE from the first quarter of 2006 in general and administrative expenses is primarily the result of increased oil and gas production. General and administrative expenses have historically not varied in direct proportion to oil and gas production because certain types of general and administrative expenses are fixed in nature.

GMXR expects to announce its first quarter 2007 earnings results and give an operational update followed by a question and answer session in a conference call / web-cast on Tuesday, May 8, 2007 at 12:00 PM EST/11:00 AM CST/10:00 AM MST/9:00 AM PST. You can participate via telephone by dialing 1-800-896-8445 and referring to conference ID “GMX” five to ten minutes before the scheduled start of the conference call. You can also access the conference call via Internet web-cast by logging on to the Company’s website at www.gmxresources.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. You can find the Internet web-cast link under the Investor Relations tab where you will be required to register your name and email address. You must have either Microsoft Media Player or Real Player to access the conference call. During the conference call periodically the company’s most recent presentation, on its website will be utilized. An on-demand replay of the teleconference call will be available until May 31, 2007 by calling 1-800-839-9307 referring to conference ID “GMX” and the web-cast will be available on GMXR’s website for 30 days.

GMX RESOURCES INC. is a rapidly growing, E & P company with high quality unconventional gas resources, currently drilling with 7 rigs in its Cotton Valley (CV) Gas Resource Play on the Sabine Uplift; Carthage, North Field, East Texas, Panola & Harrison County, developing its Upper CV “Tight Gas Sands”; 151 gross/77.87 net producers and Lower CV Bossier “Gas Shales”, also containing Travis Peak/Hosston Sands & Pettit Sands and Limes. The Company has experienced a 100% success rate in this development. These key resource layers provide repeatable organic growth for the Company; Core Area 99% of NAV; 94% Natural Gas. Headquartered in Oklahoma City, Oklahoma, GMXR has interests in 199 gross/ 114.91 net producing wells and operates 60% of its reserves. The Company’s strategy is to develop its resource play with 7-8 rigs, increase production, grow its natural gas reserves and continue to build shareholder value.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. They include statements regarding the Company’s financing plans and objectives, drilling plans and objectives, related exploration and development costs, number and location of planned wells, reserve estimates and values, statements regarding the quality of the Company’s properties and potential reserve and production levels. These statements are based on certain assumptions and analysis made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes appropriate in the circumstances, including the assumption that there will be no material change in the operating environment for the company’s properties. Such statements are subject to a number of risks, including but not limited to commodity price risks, drilling and production risks, risks relating to the Company’s ability to obtain financing for its planned activities, risks related to weather and unforeseen events, governmental regulatory risks and other risks, many of which are beyond the control of the Company. Reference is made to the company’s reports filed with the Securities and Exchange Commission for a more detailed disclosure of the risks. For all these reasons, actual results or developments may differ materially from those projected in the forward-looking statements.

GMX Resources Inc. and Subsidiaries

Consolidated Balance Sheet

	December 31, 2006	March 31, 2007
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,959,749	$3,377,848
Accounts receivable-interest owners	64,185	76,544
Accounts receivable-oil and gas revenues	5,766,286	6,574,948
Derivative instruments	1,175,669	220,207
Inventories	373,420	329,410
Prepaid expenses and deposits	1,284,904	1,266,308

Total current assets	13,624,213	11,845,265

OIL AND GAS PROPERTIES, AT COST, BASED ON THE FULL COST METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES	174,175,157	212,092,976
Less accumulated depreciation, depletion, and amortization	(16,874,796)	(20,109,067)

	157,300,361	191,983,909

OTHER PROPERTY AND EQUIPMENT	43,097,326	47,260,109
Less accumulated depreciation	(3,742,057)	(4,663,187)

	39,355,269	42,596,922

OTHER ASSETS	42,680	29,989

TOTAL ASSETS	$210,322,523	$246,456,085

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$24,658,305	$19,756,439
Accrued expenses	3,236,536	3,934,348
Accrued interest	314,181	46,464
Revenue distributions payable	513,416	352,468
Derivative instruments	—	2,498,006
Current portion of long-term debt	251,447	165,599

Total current liabilities	28,973,885	26,753,324
LONG-TERM DEBT, LESS CURRENT PORTION	41,568,836	12,585,424
OTHER LIABILITIES
Revenue suspended	1,109,047	1,577,193
Asset retirement obligation	2,162,886	2,265,743
Long-term derivative instruments	—	1,389,993
Deferred income taxes	5,026,927	4,956,149

	8,298,860	10,189,078
SHAREHOLDERS’ EQUITY
Preferred stock, par value $.001 per share, 10,000,000 shares authorized:
Series A Junior Participating Preferred Stock, 25,000 shares authorized, none issued and outstanding	—	—
9.25% Series B Cumulative Preferred Stock, 3,000,000 shares authorized, 2,000,000 shares issued and outstanding (aggregate liquidation preference: $50,000,000)	2,000	2,000
Common stock, par value $.001 per share—authorized 50,000,000 shares; issued and outstanding 11,242,136 shares in 2006 and 13,267,136 shares in 2007	11,242	13,267
Additional paid-in capital	113,265,614	179,249,977
Retained earnings	17,426,144	20,083,756
Other comprehensive income	775,942	(2,420,741)

Total shareholders’ equity	131,480,942	196,928,259

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$210,322,523	$246,456,085

GMX Resources Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2006	2007
REVENUE:
Oil and gas sales	$6,689,411	$13,174,554
Interest income	26,157	78,244
Other income	322	252

Total revenue	6,715,890	13,253,050

EXPENSES:
Lease operations	703,357	1,585,083
Production and severance taxes	453,897	492,322
Depreciation, depletion, and amortization	1,532,242	3,677,783
Interest	42,373	344,461
General and administrative	1,204,217	1,763,538

Total expenses	3,936,086	7,863,187

Income before income taxes	2,779,804	5,389,863
INCOME TAX PROVISION:
Current	—	—
Deferred	645,477	1,576,000

Total Income Tax Provision	645,477	1,576,000

Net Income	2,134,327	3,813,863
Preferred stock dividends	—	1,156,250

Net income applicable to common stock	$2,134,327	$2,657,613

EARNINGS PER SHARE - Basic	$0.20	$0.21

EARNINGS PER SHARE - Diluted	$0.19	$0.21

WEIGHTED AVERAGE COMMON SHARES-Basic	10,812,264	12,476,626

WEIGHTED AVERAGE COMMON SHARES-Diluted	11,013,520	12,608,796

GMX Resources Inc and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2006	2007
CASH FLOWS DUE TO OPERATING ACTIVITIES
Net Income	$2,134,327	$3,813,863
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,532,242	3,677,783
Deferred income taxes	645,477	1,576,000
Non cash compensation expense	155,067	257,745
Amortization of loan fees	—	12,690
Decrease (increase) in:
Accounts receivable	967,473	(821,021)
Inventory and prepaid expenses	(644,791)	62,606
Increase (decrease) in:
Accounts payable	2,944,265	(4,901,866)
Accrued expenses and liabilities	(157,539)	430,095
Revenue distributions payable	459,606	307,198

Net cash provided by (used in) operating activities	8,036,127	4,415,093

CASH FLOWS DUE TO INVESTING ACTIVITIES
Additions to oil and gas properties	(16,558,715)	(37,337,343)
Purchase of property and equipment	(5,558,777)	(4,162,783)

Net cash provided by (used in) financing activities	(22,117,492)	(41,500,126)

CASH FLOWS DUE TO FINANCING ACTIVITIES
Advances on borrowings	9,298,955	17,016,901
Payments on debt	(10,154,603)	(46,086,161)
Proceeds from sale of common stock	14,077,073	65,728,642
Dividends paid on Series B preferred stock	—	(1,156,250)

Net cash provided by (used in) financing activities	13,221,425	35,503,132

NET INCREASE (DECREASE) IN CASH	(859,940)	(1,581,901)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,392,497	4,959,749

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,532,557	$3,377,848

CASH PAID FOR INTEREST	$67,803	$618,317

GMX Resources Inc and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Net Income	$2,134,327	$3,813,863
Other comprehensive income (loss):
Change in fair value of derivative instruments	—	(4,192,961)
Adjustment for derivative gains reclassified into oil and gas sales	—	(650,500)

Other comprehensive income (loss) before income tax	—	(4,843,461)
Income tax benefit related to items of other comprehensive income	—	1,646,778

Other comprehensive income (loss), net of income tax	—	(3,196,683)

Comprehensive income	$2,134,327	$617,180

GMX Resources Inc. and Subsidiaries

Non-GAAP Supplemental Information - Discretionary Cash Flows (1)

	Three Months Ended March 31,
	2006	2007
Net Income	$2,134,327	$3,813,863
Non cash charges:
Depreciation, depletion, and amortization	1,532,242	3,677,783
Deferred income taxes	645,477	1,576,000
Non cash compensation expense	155,067	257,745
Amortization of loan fees	—	12,690

Non-GAAP discretionary cash flow	$4,467,113	$9,338,081

Reconciliation of GAAP “Net cash provided by operating activities” to Non-GAAP
“discretionary cash flow”
Net cash provided by operating activities	$8,036,127	$4,415,093
Adjustments:
Changes in operating assets and liabilities	(3,569,014)	4,922,988

Non-GAAP discretionary cash flow	$4,467,113	$9,338,081

(1)	Discretionary cash flow represents net cash provided by operating activities before changes in assets and liabilities. Discretionary cash flow is presented because management believes it is a useful financial measure in addition to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Management believes that discretionary cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities. Discretionary cash flow is widely used by professional research analysts and investors in the comparison, valuation, rating and investment recommendations of companies within the oil and gas exploration and production industry. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity, or as an alternative to net income.